UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CTC Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached hereto is a press release of CTC Media, Inc. dated December 15, 2015, providing an update to its stockholders on its upcoming special meeting.

CTC Media Provides Update on Upcoming Special Meeting of Stockholders

Moscow, Russia — December 15, 2015 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM), Russia’s leading independent media company, would like to update its stockholders on the upcoming special meeting. The Company understands that the Russian Government Commission responsible for the Control of Foreign Investments in the Russian Federation has approved the proposed sale. CTC Media also confirms that MTG Russia AB, the Company’s largest stockholder, has voted by proxy in favor of the all resolutions proposed for consideration at the special meeting. The Company would like to remind stockholders that the upcoming special meeting will be held on Thursday, December 17, 2015 at 4:00 p.m., local time, at the offices of Morgan, Lewis & Bockius UK LLP, Condor House, 5-10 St. Paul’s Churchyard, London EC4M 8AL, United Kingdom. At the special meeting, CTC Media is seeking approval of the sale and the subsequent merger detailed in the proxy statement dated November 17, 2015. These transactions are planned in response to the adoption by the Russian government of the Mass Media Law, which will impose new limitations on non-Russian ownership of Russian television broadcasters effective January 1, 2016.

Yuliana Slashcheva, Chief Executive Officer: “We are pleased to announce that the Russian Government Commission responsible for the Control of Foreign Investments in the Russian Federation has approved the proposed sale. We are also happy to confirm that MTG, our largest stockholder, has voted in favor of all proposed transactions. We would like to thank our stockholders who have already voted by proxy — however, we understand that not everyone has voted yet. Given, that there isn’t much time left to submit a vote, we would like to remind you that the Company will not be able to complete the sale or the merger unless we receive the affirmative vote of the holders of at least 50% of our outstanding shares of common stock. If we do not obtain the requisite vote, the sale will not close. If the sale transaction is not approved and does not close by the end of the year, we expect that our operating business will not comply with the foreign ownership restrictions of the Mass Media Law as of January 1, 2016. The Company may not be able to consummate another sale transaction, or implement an alternative transaction, before the end of 2015. As previously announced, a failure to vote has the effect of a vote against the sale and the merger. We would like to thank you again for your participation and your consideration of this extremely important matter.”

The Company strongly recommends that all stockholders allow sufficient time for unforeseen delays in processing their vote and would like to emphasize that votes may not be accepted after December 17, 2015.

The voting mechanics

If you are a stockholder of record as of the record date, you can vote your shares or submit a proxy in any of the following ways:

• by proxy—stockholders of record may choose to submit a proxy by signing and dating the proxy card they receive and returning it in the accompanying pre-paid reply envelope;

• over the Internet—the website for submitting proxies via the Internet is identified on your proxy card; or

• by using a toll-free telephone number—the telephone number for submitting proxies by telephone is identified on your proxy card;

• in person—you may attend the special meeting and cast your vote there.

If you are a beneficial owner, please refer to the instructions provided by your bank, broker, trustee or other nominee to see which of the above choices are available to you. Please note that, if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, broker, trustee or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy, and to confirm that your voting instructions have been properly recorded, when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting, we request that you complete, sign, date and return, as promptly as possible, the proxy card or broker voting instructions you receive. If we have not received your proxy as the date of the special meeting approaches, you may receive a call asking you to vote.

If you have any questions or need assistance submitting your proxy, please contact our proxy solicitor, Georgeson Inc., by telephone toll-free at +1 (866) 821-2614 (banks, brokers, trustees or other nominees may call collect at +1 (781) 575-2137) or by email at CTCMEDIA@georgeson.com.

Additional Information and Where to Find It

In connection with the proposed transactions, CTC Media has mailed a proxy statement to its stockholders. CTC Media urges investors, stockholders and other interested persons to read the proxy statement, as well as other documents filed with the SEC, because these documents contain important information.

The definitive proxy statement has been mailed to stockholders of record as of November 16, 2015. CTC Media’s stockholders may also obtain a copy of such documents, without charge, by directing a request to: ir@ctcmedia.ru. These documents can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transactions is set forth in the proxy statement.

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About CTC Media

CTC Media is the leading Russian independent media company. The group manages four television channels in Russia (CTC, Domashniy, Che and CTC Love), as well as Channel 31 in Kazakhstan. The international version of CTC Channel is available in North America, Europe, Central Asia, Armenia, Georgia, Azerbaijan, the Middle East and Kyrgyzstan. The international version of Peretz is available in Belarus and in Kyrgyzstan as well. CTC Media also owns several digital entertainment media assets including videomore.ru, domashniy.ru, ctc.ru, chetv.ru and CarambaTV. CTC Media is traded on NASDAQ under the symbol CTCM.

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

+7 495 981 0740
ir@ctcmedia.ru

Media Relations

+7 (495) 785 63 47

pr@ctcmedia.ru